                                                                   EXHIBIT 10(a)

                              1-21-97 AMENDMENT TO
                      FIRST TENNESSEE NATIONAL CORPORATION
                           MANAGEMENT INCENTIVE PLAN
              _________________________________________________

         1. Subsection (l) of Section I of the First Tennessee National Corporation Management Incentive Plan (the "Plan") is amended by deleting the section in its entirety and substituting therefor the following:

         (l) "Change in Control" means the occurrence of any one of the following events:

                 (i) individuals who, on January 21, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                 (ii) any "Person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a "Subsidiary"), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

                 (iii) consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in
         (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                 (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

         2. Section X of the Plan is amended by deleting it in its entirety and substituting therefor the following:

         If a Change in Control occurs, an award under the Plan shall be paid at the time specified below to each Participant without regard to any contrary provisions of the Plan, computed as follows: the award to be paid will be in the form of a lump sum cash amount equal to the portion of the Participant's target award for the Plan Year in which a Change in Control occurs in an amount equal to the product of (i) the Participant's target bonus under the Plan for such Plan Year, and (ii) a fraction, the numerator of which is the number of days in the Plan Year in which a Change in Control occurs through the date of the Change in Control, and the denominator of which is three hundred sixty-five
(365). Payment of an award under this Section of the Plan shall be made immediately upon the occurrence of an event described in Section I(l)(i), I(l)(ii) or I(l)(iv) and, in the event an agreement to effectuate a Change in Control pursuant to a Business Combination has been executed, shall be made three business days prior to the date the Chief Executive Officer of the Company believes in good faith to be the effective date of the merger or other transaction described in Section I(l)(iii) hereof. Any payments made as a result of the operation of this Section 10.2 of the Plan shall reduce dollar for dollar any other payments otherwise due under the Plan.